SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 1, 1995


                               SILGAN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                  1-11200                     06-1207662
- ----------------           ------------------------   -------------------
(State or other            (Commission File Number)      (IRS Employer
 jurisdiction of                                      Identification No.)
 incorporation)



4 Landmark Square, Stamford, Connecticut             06901
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(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  (203) 975-7110


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Item 5: Other Events.
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          On August 1, 1995, Silgan Corporation ("Silgan"), a Delaware
corporation, and its wholly owned subsidiaries, Silgan Containers Corporation ("Containers") and Silgan Plastics Corporation ("Plastics"), entered into a new $675,000,000 credit facility with its lenders. Proceeds of the new credit facility were used to finance Containers' acquisition of the assets of the Food Metal & Specialty division of American National Can Company, to refinance in full Silgan's, Containers' and Plastics' prior credit facility and Silgan's $50,000,000 Senior Secured Floating Rate Notes due 1997, and for other general corporate purposes. Under the new credit facility, Silgan Holdings Inc. ("Holdings"), the parent company of Silgan Corporation, may repurchase at any time up to $75,000,000 of its 13 1/4% Senior Discount Debentures due 2002 (the "Debentures"). Holdings intends to complete its repurchase of up to $75,000,000 of its Debentures no later than June 30, 1996.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     SILGAN CORPORATION



                                 By: /s/ Harley Rankin, Jr.
                                     ----------------------
                                     Harley Rankin, Jr.
                                     Executive Vice President,
                                     Chief Financial Officer
                                     and Treasurer


Date:  August 2, 1995